Exhibit 99.1
Enhabit Releases Certain Preliminary Second Quarter 2024 Results
DALLAS, July 15, 2024 – Enhabit, Inc. (NYSE: EHAB) (“Enhabit” or the “Company”), a leading home health and hospice provider, today announced certain unaudited preliminary results for the second quarter ended June 30, 2024. The Company plans to report actual second quarter 2024 financial results on Aug. 6, 2024, and host a webcast and conference call on Aug. 7, 2024.
Unaudited Preliminary Results for the Second Quarter Ended June 30, 2024
•Adjusted EBITDA* in the range of $24.5 million to $25.0 million
•Reduced bank debt by $15 million, including a $10 million payment on Enhabit’s revolving credit facility
•43% of Enhabit’s non-Medicare visits shifting to payor innovation contracts at improved rates, an increase from 38% in the first quarter of 2024
Enhabit’s President and Chief Executive Officer, Barb Jacobsmeyer said, “The strong start to 2024 extended in Q2 as our teams successfully executed on our operational strategies. In our home health segment, our 6.4% year-over-year increase in admissions continues to be driven by non-Medicare admissions, and our teams are doing a good job managing our visits per episode and creating additional capacity for growth.
“In our hospice segment, we achieved monthly sequential growth in average daily census in June for the fifth consecutive month. We also continue to closely monitor and manage our costs with our home health cost per visit coming in better than expected and hospice cost per day decreasing sequentially as census continued to grow.
“Overall, the second quarter of 2024 is on track to mark Enhabit’s third consecutive quarter of business stabilization and successfully positioning the Company for profitable growth. This momentum underscores the strength of our strategy, disciplined approach to debt reduction, and commitment to stockholder value creation.”
Enhabit’s preliminary results are based on the most recent information available to the Company’s management. Such preliminary results are forward-looking statements. Actual results may differ from these preliminary results due to the completion of the Company’s financial close procedures, final accounting adjustments and other developments that may arise between the date of this press release and the time that results for the second quarter of 2024 are finalized, and such differences may be material. The preliminary results for the second quarter of 2024 are not necessarily indicative of the results to be achieved in any future period.
* Please see “Information regarding non-GAAP Financial Measures” below.
About Enhabit Home Health & Hospice
Enhabit Home Health & Hospice (Enhabit, Inc.) is a leading national home health and hospice provider working to expand what’s possible for patient care in the home. Enhabit's team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 255 home health locations and 112 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit ehab.com.
Forward-Looking Statements
Statements contained in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking information speaks only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from our present expectations include, but are not limited to, our ability to execute on our strategic plans, regulatory and other developments impacting the markets for our services, changes in reimbursement rates, general economic conditions, changes in the episodic versus non-episodic mix of our payors, the case mix of our patients, and payment methodologies, our ability to attract and retain key management personnel and health care professionals, potential disruptions or breaches of our or our vendors’, payors’, and other contract counterparties’ information systems, the outcome of litigation, our ability to successfully complete and integrate de novo locations, acquisitions, investments, and joint ventures, our ability to successfully integrate technology in our operations, our ability to control costs, particularly labor and employee benefit costs, and impacts resulting from the announcement of the conclusion of the strategic review process. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this press release are described in reports filed with the SEC, including our Annual Report on Form 10‑K and subsequent Quarterly Reports on Form 10-Q, copies of which are available on the Company’s website at http://investors.ehab.com and free of charge through the website maintained by the SEC at www.sec.gov. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this press release.
Information Regarding non-GAAP Financial Measures
Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for or superior to other measures of financial performance prepared in accordance with GAAP, including Net (loss) income. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.
Management believes Adjusted EBITDA assists investors in comparing our operating performance across operating periods on a consistent basis by excluding items we do not believe are indicative of our operating performance. We calculate Adjusted EBITDA as Net (loss) income adjusted to exclude (1) income tax (benefit) expense, (2) interest expense and amortization of debt discounts and fees, (3) depreciation and amortization, (4) gains or losses on disposal or impairment of assets or goodwill, (5) stock‑based compensation, (6) net income attributable to noncontrolling interests, (7) unusual or nonrecurring items not typical of ongoing operations, and (8) gain on consolidation of joint venture formerly accounted for under the equity method of accounting. Unusual and nonrecurring items for the three months ended June 30, 2024, include: (i) third-party legal and advisory fees related to the strategic review process; (ii) certain third-party, nonrecurring litigation fees related to a lawsuit in which the Company is a plaintiff, styled Enhabit, Inc. et al. v. Nautic Partners IX, L.P., et al. and pending in the Chancery Court of Delaware, and in which the Company has asserted claims for breach of fiduciary duty, aiding and abetting, and usurpation of corporate opportunity arising from actions involving its former officers; (iii) third-party legal and advisory fees related to shareholder activism; and (iv) transition costs related to the separation from Encompass Health Corporation.
Enhabit is unable to reconcile the guidance presented for unaudited preliminary Adjusted EBITDA to its corresponding GAAP measures without unreasonable effort due to the inherent difficulty in predicting, with reasonable certainty, the future impact of factors that are outside the control of Enhabit or otherwise non-indicative of its ongoing operating performance. Accordingly, the Company relies on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K. Such factors include, but are not limited to, the

Company’s financial close procedures, final accounting adjustments and other developments that may arise between the date of this press release and the time that financial results for the second quarter of 2024 are finalized, and such differences may be material.
Investor relations contact
Crissy Carlisle
investorrelations@ehab.com
469-860-6061
Media contact
Erin Volbeda
media@ehab.com
972-338-5141